UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2009

VCG HOLDING CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 3, 2009, the Special Committee (the "Special Committee") of the Board of Directors (the "Board") of VCG Holding Corp. (the "Company") entered into a standstill and confidentiality agreement (the "Agreement") with the Company's Chairman and Chief Executive Officer, Troy Lowrie, Lowrie Management, LLLP and Family Dog, LLC (collectively, "Lowrie"). The Agreement was entered into in connection with Lowrie's proposal to acquire all of the outstanding shares of common stock of the Company (the "Proposal"), as previously reported by the Company in Current Reports on Form 8-K. Under the Agreement, Lowrie agreed that it will not, among other things, (a) acquire additional securities of the Company, (b) enter into any merger or business combination involving the Company to purchase a material portion of the assets of the Company or make or participate in any proxy solicitation with respect to the foregoing, (c) enter into any contract or understanding with any person or group with respect to the Company's securities, (d) disclose any intention, plan or arrangement inconsistent with the foregoing, or (e) advise, assist or encourage any other persons in connection with any of the foregoing.

The Agreement will remain in place until the earliest to occur of (i) 12 months from the date of the Agreement, (ii) the date of execution of any definitive agreement with respect to the Proposal or (iii) 180 days after written notice by Lowrie of the cessation of negotiations with respect to the Proposal. In addition, for 12 months from the date of the Agreement, Lowrie agreed to protect the Company's confidential information and not use such confidential information for purposes other than evaluating and negotiating the Proposal.

On December 3, 2009, the Company was served with a complaint (the "Complaint") filed by David J. Sutton and Sandra Sutton (collectively, the "Plaintiffs") in the District Court in Jefferson County, Colorado. In the Complaint, the Plaintiffs purport to bring a class action lawsuit against the Company and each of the individual members of the Board on behalf of themselves and all others similarly situated. The Complaint alleges, among other things, that Mr. Lowrie has conflicts of interest with respect to the Proposal and that the individual defendants have breached their fiduciary duties under Colorado law in connection with the Proposal. The Complaint seeks, among other things, certification of the Plaintiffs as class representatives, an injunction directing the Board to comply with their fiduciary duties and enjoining the Board from consummating the Proposal, imposition of a constructive trust in favor of the Plaintiffs and the class upon any benefits improperly received by the defendants, an award of the costs and disbursements of maintaining the action, including reasonable attorneys' and experts' fees, and such other relief the court deems just and proper.

On December 4, 2009, Lowrie notified the Special Committee that in order to allow sufficient time to consider and review the Proposal, the expiration of the Proposal has been further extended to 5:00 p.m. MST on December 14, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORPORATION

December 7, 2009	By:	Courtney Cowgill

Name: Courtney Cowgill
Title: CFO